UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2019
Vail Resorts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09614	51-0291762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent Broomfield, Colorado		80021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 404-1800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2019, the Board of Directors (the “Board”) of Vail Resorts, Inc. (the “Company”), based on the recommendation of the Nominating and Governance Committee of the Board, appointed Nadia Rawlinson as a director of the Company, to fill the vacancy created on the Board by the departure of Roland Hernandez and to serve until her successor is elected and qualified or until her earlier resignation or removal.

Ms. Rawlinson, age 40, has served as the Chief Human Resources Officer of Live Nation Entertainment, Inc. since June 2016. Previously, Ms. Rawlinson was the Chief Human Resources Officer of Rakuten Americas, part of Japan-based Rakuten Group, one of the largest internet services companies in the world. Before joining Rakuten Americas, Ms. Rawlinson served in various human resources and business leadership roles at Groupon (2012-2015), American Express (2011-2012), and Rent the Runway (2010-2011). Ms. Rawlinson received her Bachelor of Arts from Stanford University and a Master of Business Administration from Harvard University.

There are no arrangements or understandings between Ms. Rawlinson and the Company or any other person pursuant to which she was appointed to the Board.  There are no related party transactions between the Company and Ms. Rawlinson that would require disclosure under Item 404(a) of Regulation S-K. As a non-employee director, Ms. Rawlinson will participate in the Company’s standard compensation arrangements for non-employee directors.

A copy of the press release announcing the appointment of Ms. Rawlinson to the Board is attached hereto as Exhibit 99.1.

Item 5.07   Submission of Matters to a Vote of Security Holders.

The Company held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, December 5, 2019. At the Annual Meeting, stockholders of the Company:  (1) elected the eight director nominees named in the proxy statement and listed below; (2) ratified the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending July 31, 2020; and (3) on an advisory basis, voted to approve the compensation of the Company’s named executive officers. The final voting results by the Company’s stockholders on these matters at the Annual Meeting are as follows:

1.	Election of Directors.

NOMINEE	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Susan L. Decker	34,142,513	855,136	14,781	2,205,884
Robert A. Katz	34,450,797	535,617	26,016	2,205,884
John T. Redmond	34,753,551	243,604	15,275	2,205,884
Michele Romanow	34,963,343	34,153	14,934	2,205,884
Hilary A. Schneider	34,963,723	33,989	14,718	2,205,884
D. Bruce Sewell	34,601,872	395,686	14,872	2,205,884
John F. Sorte	34,067,213	929,536	15,681	2,205,884
Peter A. Vaughn	34,965,148	31,964	15,318	2,205,884

 2.     Ratification of Selection of Auditors.

VOTES FOR	VOTES AGAINST	ABSTENTIONS
36,988,815	208,202	21,297

3.     Advisory Vote on Executive Compensation.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
29,947,618	5,050,633	14,179	2,205,884

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: December 5, 2019	By:	/s/ David T. Shapiro
David T. Shapiro
Executive Vice President, General Counsel & Secretary